MUSICLAND STORES CORPORATION
10400 Yellow Circle Drive Minnetonka, Minnesota  55343
(952) 931-8415    O    Fax: (952) 931-8047


                                                             Exhibits 5 and 23.1
Andrea Hageman Snook
Associate General Counsel

August 21, 2000

Board of Directors
Musicland Stores Corporation
10400 Yellow Circle Drive
Minnetonka, Minnesota  55343

RE: Registration Statement of 2,200,000 additional shares of Common Stock to be issued pursuant to Musicland Stores Corporation 1998 Stock Incentive Plan

         This opinion is given in connection with the filing by Musicland Stores Corporation (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to 2,200,000 shares of the Registrant's Common Stock, $.01 par value (the "Shares"), that may be issued upon exercise of options or other awards that have been or may be granted under the Registrant's 1998 Stock Incentive Plan (the "Plan"). The shares are in addition to the 2,000,000 shares registered pursuant to Registration Statement on Form S-8 (SEC No. 333-68275) filed on December 2, 1998.

         I have acted as counsel for the Registrant in connection with the filing of the Registration Statement. In so acting, I have examined the originals or copies, certified or otherwise identified to my satisfaction, of all corporate instruments and have made such inquiries of officers and representatives of the Registrant as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         Based on the foregoing it is my opinion that:

         1. The Registrant has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The shares of Common Stock have been duly authorized and when issued and delivered as contemplated under the Plan will be validly issued and outstanding, fully paid and nonassessable.


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Board of Directors
August 21, 2000
Page 2

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,

MUSICLAND STORES CORPORATION

/s/ Andrea Hageman Snook

Andrea Hageman Snook
Associate General Counsel and Assistant Secretary

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